As filed with the Securities and Exchange Commission on September 8, 2008
                                                     Registration No. 333-127736
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                           POST-EFFECTIVE AMENDMENT #2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PLACER DEL MAR, LTD.
             (Exact name of registrant as specified in its charter)

           NEVADA                                 1000                              72-1600437
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

                           302 Washington Street #351
                            San Diego, CA 92103-4221
                            Telephone: (775) 352-3839
   (Address and telephone number of registrant's principal executive offices)

                                 Humberto Bravo
                           302 Washington Street #351
                            San Diego, CA 92103-4221
            (Name, address and telephone number of agent for service)

                           Copies of Communication to:
                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                              Miami Beach, FL 33139
                            Telephone: (305)531-1174
                               Fax: (305) 531-1274

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [X] 333-127736

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [x]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed        Proposed
  Title of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)       Price (1)         Fee
--------------------------------------------------------------------------------
Common               620,000            $0.25         $155,000         $6.10
================================================================================
(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
================================================================================

                                EXPLANATORY NOTE

The Registrant files this post-effective amendment to update the financial statements presented.

                                   PROSPECTUS

                              PLACER DEL MAR, LTD.
                           302 WASHINGTON STREET #351
                               SAN DIEGO, CA 92103
                                 (775) 352-3839

                         620,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Placer Del Mar, Ltd. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $0.25 per share for a total of $155,000. The price of $0.25 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this Prospectus is: ___________________

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
FORWARD LOOKING STATEMENTS                                                  4
RISK FACTORS                                                                4
USE OF PROCEEDS                                                             9
DETERMINATION OF OFFERING PRICE                                             9
PLAN OF DISTRIBUTION                                                        9
DESCRIPTION OF SECURITIES                                                  14
INTEREST OF NAMED EXPERTS AND COUNSEL                                      14
DESCRIPTION OF OUR BUSINESS                                                14
     Organization in the Last Five Years                                   14
     Principal Products and Their Markets                                  15
     Glossary of Mining Terms                                              17
     General Information                                                   18
     Competition and Competitive Position                                  23
     Bankruptcy or Similar Proceedings                                     24
     Reorganization, Purchase or Sale of Assets                            24
     Compliance with Government Regulation                                 24
     Status of Any Publicly Announced New Products                         25
     Suppliers and Sources of Raw Materials                                25
     Dependence on One or a Few Major Customers                            25
     Patents and Trademarks                                                25
     Need for Any government Approval of Principal Products                26
     Research and Development Activities                                   26
     Number of Employees                                                   26
     Reports to Securities Holders                                         26
DESCRIPTION OF PROPERTY                                                    26
LEGAL PROCEEDINGS                                                          26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   26
FINANCIAL STATEMENTS                                                       27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                              31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               31
EXECUTIVE COMPENSATION                                                     33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                       36
AVAILABLE INFORMATION                                                      36

                                     SUMMARY

GENERAL INFORMATION ABOUT OUR COMPANY

Placer Del Mar, Ltd. was incorporated in Nevada on May 13, 2005 for the purpose of mining and mineral exploration. Placer Del Mar, Ltd. has a mineral rights revenue sharing agreement with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. Our revenue sharing agreement grants us the right to free access and exploration of the property together with the right to file a mining claim on the property located 15 miles southeast of Playas del Rosarito, Baja California, Mexico. The Placer Del Mar mining claim was filed on April 24, 2006 with the Mexican government. From the dates of June, 6th 2005 through April, 24th 2006, Placer Del Mar owned an option which granted Placer the right to exercise a mining claim on the Almarez property. On April 24th 2006 Placer Del Mar exercised its option according to the terms of the option agreement. The terms of the option agreement were: $2000 was paid to Mr. Almarez for the option, and Placer was to pay Almarez 10% net smelter returns royalty for any mineralization found on the property. On April 24th, 2006 Placer Del Mar entered into a new agreement with Almarez, which granted full ownership of the mineral rights located on the Almarez property to Placer Del Mar subject to a 1 % net smelter returns royalty reserved in favor of Mr. Almarez for any and all minerals extracted by Placer from the property. Almarez continues to own the land. Placer Del Mar owns any possible mineralization on the land or beneath the surface subject to the royalty for Almarez. The principal executive offices of Placer Del Mar, Ltd. are located at 302 Washington Street #351, San Diego, CA 92103. The telephone number is (775) 352-3839.

We are an exploration stage company with no revenues. There is no assurance that a commercially viable mineral deposit exists on our property and further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

We received our initial funding of $34,200 through the sale of common stock from the period of approximately May 20, 2005 until June 30, 2005. Our sole officer and director purchased 1,000,000 shares of our common stock at $0.01 per share for cash of $10,000. We offered and sold 420,000 common stock shares at $0.01 per share for cash of $4,200 to 42 non-affiliated private investors. We offered and sold 200,000 common stock shares at $0.10 per share for cash of $20,000 to 4 non-affiliated private investors.

Our audited financial statements from inception (May 13, 2005) through June 30, 2008 report a cash balance of $4,687, no revenues and a net loss of ($76,513). Our independent auditors have issued an audit opinion for Placer Del Mar which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

THE OFFERING

Securities Being Offered      Up to 620,000 shares of common stock. The
                              securities being offered are those of the existing shareholders only.

Price per share               $0.25 as determined by the selling shareholders.
                              The price of $0.25 per share is a fixed price until the securities are listed on the OTC
                              Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, or if, we will ever be listed on any exchange.

Securities Issued
and Outstanding               1,720,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Plan of Distribution          We are unaware of the nature and timing of any
                              future sales of our common stock by existing security shareholders.

Registration costs            We estimate our total offering registration costs
                              to be $5,000.

                           FORWARD LOOKIING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

WE ARE AN EXPLORATION STAGE COMPANY IN OUR FIRST PHASE OF OUR EXPLORATION ACTIVITIES ON OUR CLAIM, WHICH WE ESTIMATE MAY TAKE UP TO THIRTY SIX MONTHS TO COMPLETE. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We were incorporated on May 13, 2005. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and generate a positive cash flow is highly dependent upon a number of factors, including our ability to locate profitable minerals on our property, successfully extract them and generate revenues, while reducing exploration costs. We expect to incur significant operating losses in future periods as we incur significant expenses associated with research, assessment and exploration of our mineral property. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow and if we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE INVOLVED IN THE FIRST PHASE OF OUR EXPLORATION ACTIVITIES BY HAVING OUR PROPERTY EXAMINED IN THE FIELD BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER, THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY ORE RESERVES, WHICH COULD LEAD TO A TOTAL LOSS OF ANY INVESTMENT IN OUR SECURITIES.

     We do not claim any known ore reserves on our properties. We are speculating that minerals may be found on our property, but there can be no guarantee they will be found or that if found, we can successfully extract or market the minerals. If the Placer Del Mar claim does not contain any reserves, the funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and our stockholders could lose any investment they make in our company's securities.

BECAUSE WE ARE INVOLVED IN THE FIRST PHASE OF OUR EXPLORATION ACTIVITIES WITH THE SURVEY OF THE PLACER DEL MAR CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIM THAT IS NOT WITHIN OUR CLAIM BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.

     While we have conducted a title search to confirm that Mr. Jorge Alberto Almarez is the registered owner of the property and that there are no competing claims on the property, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries. In such a case, we would not have the right to extract these minerals.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

     The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities would have a material adverse effect on our financial position, possibly causing the business to fail.

MR. BRAVO, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 - 25 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     Our business plan does not provide for the hiring of any additional employees until revenues will support the expense. Until that time the responsibility of developing the company's business, initiating the exploration program and fulfilling the reporting requirements of a public company all fall upon Mr. Bravo. While he has business experience including management and accounting, he has had no experience serving in a public company setting, including serving as a principal accounting officer or principal financial officer. Our president, Mr. Humberto Bravo, is currently retired, but has agreed to devote full time services to Placer Del Mar after we attain a sufficient level of revenue and are able to provide officers' salaries. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenues, possibly resulting in our shareholders losing all of their investment funds.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR CONTINUED EXISTENCE AND FUTURE PROFITABILITY IS HIGHLY DEPENDENT UPON THE PRICE OF PRECIOUS METALS AND ORES. ANY SUBSTANTIAL DROP IN THESE MARKET PRICES COULD RESULT IN A LOSS OF REVENUES TO US, THEREBY REDUCING THE VALUE OF ANY SECURITIES HELD BY OUR STOCKHOLDERS.

     The economic viability of our minerals exploration program will be highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability. Currently, mineral values have been rising over the last few years, however, there is no guarantee this trend will continue. It may be difficult to conduct operations profitably in the mining industry in the future if mineral prices drop substantially.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, IT COULD INCREASE OUR COSTS OF DOING BUSINESS AND PREVENT US FROM EXPLORING FOR ORE DEPOSITS.

     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Mexican mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Placer Del Mar claim, we will incur modest regulatory compliance costs. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

SUPPLIES AND EQUIPMENT WE WILL NEED FOR CONTINUED EXPLORATION MAY NOT ALWAYS BE AVAILABLE, WHICH COULD DELAY OUR PLANS AND POSSIBLE REVENUES.

     Competition and unforeseen limited sources of supplies we may need for our exploration programs could result in occasional spot shortages of supplies of certain products, equipment or materials. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption, as and when needed, or on terms favorable to us. Any such unavailability could result in the delay of our exploration programs and any possible resulting revenues.

WE ARE DEPENDENT ON ADDITIONAL FINANCING, WHICH MAY BE UNAVAILABLE TO US OR, IF AVAILABLE, MAY CAUSE DILUTION TO THE SHAREHOLDERS.

     While we have sufficient funds to conduct initial exploration on the claim, we will require additional financing in order to determine whether the claim contains sufficient economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Placer Del Mar claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. We will require additional financing to sustain our business if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claim and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Placer Del Mar claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR PLACER DEL MAR WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As described in Note 3 of our accompanying financial statements, our losses to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no revenues, or profits.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We have contacted a market maker and we are in the process of having our shares quoted on the OTC Electronic Bulletin Board (OTCBB). As of the date of this filing, our shares are not listed for trading on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for the shareholders to sell any of their shares.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES, IF AT ALL.

     Our application to have our shares quoted on the OTC Electronic Bulletin Board is currently pending. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to quote a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for our shareholder to sell their shares.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 64% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

DUE TO OUR DIRECTOR/OFFICER'S BENEFICIAL SHARE OWNERSHIP HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.25 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.25. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We are not aware of any arrangements or agreements with any broker-dealer or underwriting firm to resell on behalf of the selling shareholders.

Placer Del Mar will apply to have its shares of common stock registered on the OTC Bulletin Board. Placer Del Mar anticipates once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.25 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Placer Del Mar cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Placer Del Mar does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, Placer Del Mar will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Placer Del Mar common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Placer Del Mar common stock.

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Placer Del Mar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Placer Del Mar bore all costs relating to the registration of the common stock. The costs were paid from existing cash on hand. In the event a shortfall of funds is experienced during our exploration stage our director has a written agreement with us to loan our company up to $6,000 per month in order to complete the registration process and pay for operating expenses over the next twelve months. There is no interest that will be paid on the loan over the twelve month term. If the director is unable or unwilling to loan the company the necessary funds we would investigate alternative financing such as bank loans or additional sales of our equity securities. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock. Placer Del Mar will use its best efforts to update the registration statement and maintain its effectiveness for one year.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 620,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on June 30, 2005. If there are changes in the selling security holders, we will file an amendment.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,720,000 shares outstanding as of the date of this prospectus.

                             Shares         Total of        Total       Percent
                           Owned Prior      Shares         Shares        Owned
     Name of                To This         Offered         After        After
Selling Shareholder         Offering        For Sale      Offering     Offering
-------------------         --------        --------      --------     --------
Ramiro Albarran              10,000          10,000           0           0
Juan Manuel Alvarez          50,000          50,000           0           0
Robert & Jodi Collins        10,000          10,000           0           0
Anthony Davenport            10,000          10,000           0           0
Maria Diaz                   10,000          10,000           0           0
Michelle Foley               10,000          10,000           0           0
Robert Foley                 10,000          10,000           0           0
Esperanza Garcia             10,000          10,000           0           0
Arturo Garzon                10,000          10,000           0           0
Miriam Gonzalez              10,000          10,000           0           0
Steve Gray                   10,000          10,000           0           0
Lucia Hernandez              10,000          10,000           0           0
Alicia Jimenez               10,000          10,000           0           0
Esther Lacher                10,000          10,000           0           0
Hana Lacher                  10,000          10,000           0           0
Maria Luna                   50,000          50,000           0           0
Salvador Martinez            10,000          10,000           0           0
Elena Mendoza                10,000          10,000           0           0
Jose Munoz                   50,000          50,000           0           0
Arturo Morales               10,000          10,000           0           0
Raul Murillo                 10,000          10,000           0           0
Manuela Ochoa                10,000          10,000           0           0

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
Jose Ortiz                   10,000          10,000           0           0
Arcelia Zumaya Perales       10,000          10,000           0           0
Yolanda Peren                10,000          10,000           0           0
Dennis Puckett               10,000          10,000           0           0
Minda Puckett                10,000          10,000           0           0
Jesus Luis Ramirez           10,000          10,000           0           0
Antonio Rasgado              50,000          50,000           0           0
Calvin Risk                  10,000          10,000           0           0
Carol Risk                   10,000          10,000           0           0
Joseph Risk                  10,000          10,000           0           0
Mercedes Rivera              10,000          10,000           0           0
Abigail Robinson-Kim         10,000          10,000           0           0
Amalia Rodriguez             10,000          10,000           0           0
Roberto Silva                10,000          10,000           0           0
Lester Smith                 10,000          10,000           0           0
Michael Smith                10,000          10,000           0           0
Darnella Tabiszewski         10,000          10,000           0           0
Destiny Tabiszewski          10,000          10,000           0           0
Joseph Traeger               10,000          10,000           0           0
Kathy Traeger                10,000          10,000           0           0
Pedro Valdez                 10,000          10,000           0           0
Bernardo Velasquez           10,000          10,000           0           0
Gustavo Villarino            10,000          10,000           0           0
Connie White-Castellanos     10,000          10,000           0           0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Placer Del Mar other than as a shareholder as noted above at any time within the past three years;
     2. Has ever been an officer or director of Placer Del Mar; or 3. Are broker-dealers or affiliated with broker-dealers.

Familial Relationships among the Shareholders:

     Michele & Robert Foley                      Husband and Wife
     Esther & Hana Lacher                        Sisters
     Dennis & Minda Puckett                      Husband and Wife
     Calvin, Carol & Joe Risk                    Husband, Wife & Son
     Darnella & Destiny Tabiszewski              Mother & Daughter
     Joseph & Kathy Traegar                      Husband and Wife

                            DESCRIPTION OF SECURITIES

Placer Del Mar's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Placer Del Mar, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

As of the date of this prospectus, we have not paid any cash dividends. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to the year ended June 30, 2008, included in this prospectus, have been audited by Chang G. Park, CPA, Ph.D., 2667 Camino Del Rio South, Suite B, San Diego, CA 92108. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Joseph I. Emas, Attorney at Law, 1224 Washington Avenue, Miami Beach, FL 33139, has passed upon the validity of the shares and certain other legal matters and is representing us in connection with this offering.

                             DESCRIPTION OF BUSINESS

ORGANIZATION IN THE LAST FIVE YEARS

Placer Del Mar, Ltd. was incorporated in Nevada on May 13, 2005. At that time the board of directors voted to seek capital and began development of our business plan. During May and June 2005 we received our initial funding through the sale of 1,000,000 shares of our common stock to our director for $10,000 ($0.01 per share), 4,200 shares of our common stock to 42 non-affiliated private investors for $4,200 ($0.01 per share) and 200,000 shares of our common stock to 4 non-affiliated private investors for $20,000 ($0.10 per share). On May 22, 2006 100,000 shares of our common stock were issued to Mr. Bravo in exchange for his filing a mineral claim on the company's behalf. The shares were valued at $0.10 or $10,000. Placer Del Mar does not have any, nor has it had any, associations with any promoters aside from Mr. Bravo, our director, who is considered a promoter.

PRINCIPAL PRODUCTS AND THEIR MARKETS

The discussions contained herein are management's estimates only. Because we are still in the early stages of our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity and type of minerals if they are found and the extraction process that will be required. We are also unable to provide any assurances or guarantees that we will be able to raise the additional funding required to proceed with any subsequent work on the claim if mineralization is found in Phase One. If no mineralization is found during Phase One we do not intend to seek additional funding, we will dissolve the company, we have no business plan other than to dissolve, and investors will lose their money. We do not intend to seek another mineral claim.

On September 27, 2006 we began Phase One of our exploration program on the Placer Del Mar mineral claim. Phase One will continue approximately thirty six months to complete initial geological and geophysical studies. Phase One will consist of soil sampling, trenching and analysis to determine if titanium ore exists within the claim boundaries. A complete analysis of the samples including, data compilation and interpretation, drafting and report writing will provide information about the claim. Samples are collected on the surface and through drilling into the ground within the claim. Samples are then sent for analysis and testing to determine the mineralization of the location. As of the date of this filing, the company's geologist has taken soil samples and we continue to use backhoe trenching to provide the geologist with subsurface soil samples. If the claim is determined to have any titanium reserves, or a sufficient amount of mineralization the company will then apply for mining permits with the Mexican government. The process for filing for mining permits is as follows; Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service
(SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. We are current in our payments, the next payment is due in March of 2009. Mining permits last for a period of six years. We anticipate the cost of permits to be approximately $25,000, including environmental reporting requirements estimated at a cost of $5,000 every two years. Environmental impact reports will be generated to determine the impact upon wildlife, plant life, and water ways to determine what if any impact mining will have on the surrounding environment. As part of the permit application process needed to begin mining and mineral extraction, we will be required to follow the national environmental laws of the National Institute of Ecology, a Federal government agency. An environmental application will need to be filed with the Ministry of Public Mining Registry in Mexico City, which enforces Federal environmental laws for the mining industry. We will petition the

Ministry for an environmental operating license by describing our mining facility and its potential impact on the environment. We will be required to file environmental reports every two years with the Ministry of Public Mining Registry in Mexico City.

Prior to Phase One of our exploration process, we hired a third party geologist (3 GEO Geological Services) to prepare a preliminary geology report on the area in which the claim is located and our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company. Because we have filed for a mining concession does not ensure our claim contains any viable economic mineralization. A senior geologist will be required conduct further geological studies and produce a geology report regarding the economic viability of the claim. The geologist will render an opinion regarding the size, quantity, and viability of the mineralization, if any, located within the claim. As of the date of this filing we have provided our geologist with soil samples and we continue to utilize backhoe trenching each month to provide the geologist with subsurface soil samples. Understanding the quantity, quality, and viability of any potential mineralization will enable the company to then determine whether or not to proceed in pursuing extracting those potential minerals. The company will then determine whether or not to proceed to Phase Two based upon the results of the geology report. A senior geologist will be hired upon the beginning of Phase One. If economically viable mineralization is found in Phase One of our program, then we will proceed to Phase Two of our plan. The director of the company, Humberto Bravo, will decide if the company should proceed to Phase Two of our program. Phase Two will consist of the following; mining permit applications, environmental impact reports, mechanical trenching, drilling and waste removal. Mechanical trenching is an activity of digging using mechanical equipment such as; bulldozers, backhoes, and front-end loaders. Mechanical trenching in mining is used to extract minerals from the ground. Diamond drilling is the use of diamond tipped drill bits to break through hard earth and rock to extract minerals.

We are an exploration stage company with no revenues and a limited operating history. We intend to engage in mineral exploration in order to exploit any mineral deposits we discover that demonstrate economic feasibility. We have taken the following steps: secured the right to free access and exploration of a mineral claim in Baja California, developed our business plan, hired a mining engineer to prepare a preliminary geology report, filed for a mining concession with the Mexican government, and begun Phase One of our exploration program. Our claim has been filed with Mexican government as of April 24th, 2006. The nature of our mineral claim entitles Placer Del Mar full rights to exploit possible minerals contained beneath the surface within our claim boundaries, subject to a 1% net smelter royalty reserved in favor of Mr. Almarez, the owner of the property. The Mexican government requires annual fees be paid for any and all mining claims throughout Mexico. The Placer Del Mar claim is subject to all mining tariffs required by the Mexican government even though Mr. Almarez is the property owner. There are no limitations or restrictions on Mr. Almarez' ownership of the property. Our independent auditors have issued an audit opinion for Placer Del Mar which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood our mineral claim contains little or no economic mineralization or reserves of any minerals. There is the possibility that the Placer Del Mar claim does not contain any reserves and the funds that we spend on exploration will be lost. We have begun Phase One of our exploration program which will consist of geologic surveying, mapping and analytical assays and is estimated to take four months to complete. The Phase Two of our exploration program is contingent upon finding economically viable minerals within our claim boundaries and upon our ability to raise additional funds to cover the costs. As of this date, we have not identified a source for this additional funding. If economically viable mineralization is found in Phase One of our program, then we will proceed to Phase Two of our plan. The director of the company, Humberto Bravo, will decide if the company should proceed to Phase Two of our program. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. If no mineralization is found during Phase One we do not intend to seek additional funding, we will dissolve the company, we have no business plan other than to dissolve, and investors will lose their money. We do not intend to seek another mineral claim.

In this Prospectus mining terms are used with respect to the mineral properties. The following Glossary is provided to assist the reader with understanding the terminology:

                            GLOSSARY OF MINING TERMS

"Andesite"        Volcanic rock characteristically medium dark in color and
                  containing 54 to 62% silica.
"Basalt"          An extrusive volcanic rock.
"Cenozoic"        The geologic era beginning about 65 million years ago
                  following the Mesozoic era and including the present.
"Diorite"         A medium to dark grey, medium to coarse-grained intrusive
                  rock. It consists mainly of plagioclase feldspar, some quartz, and abundant dark minerals (roughly a third).
"Fault"           A fracture dividing a rock into two sections that have visibly moved relative to each other "Fluvial" Found in or produced by a river.
"Galena"          A lead sulphide - the most common ore mineral of lead.
"Granite"         A coarse-grained intrusive igneous rock consisting of quartz, feldspar and mica.
"Grano"           A combining form meaning of or like granite.
"Igneous"         Rocks that crystalize from magma.
"Metamorphic"     A rock that has undergone chemical or structural changes
                  (heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large
                  amount of change.
"Perlite"         A glassy volcanic rock, similar to obsidian.
"Plutonic"        Formed far below the surface of the earth by intense heat, great pressure and slow cooling. Plutonic rocks are typically crystalline with a granite-like texture.
"Quartz"          Common rock forming mineral consisting of silicon and oxygen.

"Rhyolite"        A kind of volcanic rock commonly occurring as a lava flow
                  containing high volumes of silica, granite-like in composition but with a fine-grained texture.
"Scarp"           A steep slope or cliff extending along the edge of a plateau or mesa.
"Sedimentary"     Having the nature of or containing sediment. Formed by the deposit of sediment in certain rocks.
"Synclinal"       Sloping downward in opposite directions so as to meet.
"Tuff"            Rock composed of fine volcanic ash.

GENERAL INFORMATION

LOCATION AND ACCESS

Our mineral claim to which we have the right of free access and exploration, as well as the sole and exclusive right to establish mineral claims upon, subject to a Net Smelter Royalty Return of 1% in favor of Mr. Almarez, payable annually, is the mineral claim known as the Placer Del Mar Claim. The Placer Del Mar claim, consisting of a total surface area of approximately 46.2 acres, is located 15 miles southeast of Playas del Rosarito, Baja California, Mexico. The claim is located 1.5 miles east of Highway 1 on a paved road accessible by regular vehicle.

REQUIREMENTS OR CONDITION FOR RETENTION OF TITLE

Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service (SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. We are current in our payments, the next payment is due in March 2009. We anticipate the total cost of permits to be approximately $25,000. Mining permits last for a period of six years.

PRESENT CONDITION OF THE PROPERTY

There has been no previous work on the property. There is not a plant or any equipment currently located on the property. Electric power and water are available on the property.

CURRENT STATE OF EXPLORATION ON THE PROPERTY

At the current time the property is without know reserves and the proposed program is exploratory in nature. We are continuing our first phase, Phase One of our exploration program which consists of geologic surveying, mapping and analytical assays. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

TOTAL COST OF OUR PROPERTY TO DATE AND PLANNED FUTURE COSTS

On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of Placer for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default. Mr. Almarez has no relationship or affiliation with the company or its management. Mr. Almarez has not granted his interests in mining claims to other companies.

We are currently working in Phase One of our exploration program on the Placer Del Mar claim, which consists of geologic surveying, mapping, trenching and analytical assays and is estimated to take one to two years to complete. We anticipate that the Phase One program will cost approximately $100,000, which will be paid from cash on hand and loans from our director. We believe our current cash balance of $4,687 plus loans from our director will provide sufficient funding for completion of Phase One. In addition to our existing cash, our director has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in the estimated amount of $3,000 to $6,000 per month. In the event our director does not provide such funding business will likely fail, cease operations, and investors will likely lose their money. Phase Two of our exploration is contingent upon the discovery of sufficient mineralization to continue. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money.

The above program cost estimates were provided to us by 3 GEO Geological Services who prepared the preliminary geology report respecting the Placer Del Mar claim. Results gained from the program will lead to a better understanding of the location of, and controls of, any mineralization. As of the date of this filing, we have begun Phase One of our business plan exploration program on the Placer Del Mar claim.

The Phase Two exploration program is contingent upon the discovery of economically viable minerals during the Phase One program, and our ability to raise additional funds to cover the costs. As of this date we have not identified a source for this additional funding. If economically viable mineralization is found in Phase One of our program, then we will proceed to Phase Two of our plan. The director of the company, Humberto Bravo, will decide if the company should proceed to Phase Two of our program. Management has no technical expertise in mining to make this determination and will rely upon results from geological studies to make his decision. In Phase Two we intend to do an initial examination of the underground characteristics of any potential vein structure or mineral deposit that was identified in Phase One. Phase Two is aimed at identifying any mineral deposits of potential economic importance. The Methods used in Phase Two are: more extensive trenching, more advanced geophysical study of the claim, and possible diamond drilling of sample holes in the land at our claim.

Trenching identifies the continuity and extent of the mineralization, if any, below the surface. Trenching involves the utilization of a variety of digging methods, from using a simple pick and shovel to use of a backhoe service or a bulldozer to dig in areas our geologist recommends on our claim. Trenches can be any length the geologist recommends, with estimated backhoe trenches on our claim to be approximately two feet wide by up to a maximum of ten feet deep in grids from twenty feet to fifty feet long. Surface assays from trenching will be used by our geologist to locate areas on our claim that may be suitable for more extensive exploration, including drilling. Ore veins may run along or near the surface of our claim, and trenching is used to discover those veins. Our geologist will assay the trenches, study any geological formations and develop a more detailed exploration plan from the information obtained from the trenches.

Diamond drilling involves utilization of a drilling operator to drill vertical shafts into the ground of various depths and widths for the purpose of extracting core mineral samples. Our geologist may recommend drilling if trenching indicates sufficient mineral content. Drilling procedures vary by each claim and is only warranted when the geologist recommends it due to its higher cost above trenching. The drilling process involves drilling numerous sample holes of depths that are determined by a geologist. Drilling is used to define and locating deeper mineral deposits. Holes are analyzed for mineral content at all levels of each sample hole. It requires vertical drilling equipment to drill to various depths to extract core mineral samples. Diamond drilling and further geophysical work will give the company a greater understanding of the location and extent, if any, of mineralization at depths that are unreachable by surface observations, excavations, and provides a target for more extensive trenching and core drilling. At this time, we cannot speculate or estimate whether we will find sufficient mineralization that justifies drilling costs, and we cannot estimate the costs of such drilling. Only after a thorough analysis of the data collected in Phase Two, we will decide if the claim warrants continued exploration.

               [MAP SHOWING THE SITE LOCATION OF 46.2 SQ. ACRES]

         [MAP SHOWING THE GENERAL SITE IN MEXICO IN RELATION TO THE USA]

ROCK FORMATION AND MINERALIZATION

The area between Sierra de San Felipe and Sierra Las Pietas conforms a wide valley limited by the mountains of the same name into the denominated Gulf Extensional Province, which is limited to the west by the Gulf Main Escarpment, characterized by the steep topographic relief of the Sierra de Juarez and San Pedro Martir, and by the Gulf of California to the east.

From the geologic-structural point of view this zone lies between two structural segments, the Valle de San Felipe-Valle Chico segment on the south side and the accommodation zone of Sierra Las Tinajas-Sierra Pinta.

The south limit, in the San Felipe area, is composed of three main rock types:

     1)   Prebatholitic metamorphic and metasedimentary rocks.
     2)   Plutonic batholitic rocks
     3)   Volcanic and sedimentary post batholitic rocks

The batholitic rocks are composed of granitic non-differentiated, granodiorite, and quartz diorite rocks, that conform the base over which Cenozoic sediment and volcanic rocks were deposited.

The northern limit of the area, Sierra Las Pietas, is conformed by volcanic rocks consisting of basalts, rhyolite, andesite, and tuffs resting over a metamorphic base, with a folding and faulting pattern indicating the existence of a synclinal basin.

An important characteristic is the mineralization in these rocks. They are altered by solution to perlite, geodes, chalcedony, and jasper; and the mineral alteration has given result to quartz, calcite, galena, malaquite, and native gold in hematite and limonite between other minerals.

CONCLUSIONS

The geological setting of the northern Baja California state are prospective for economically important mineral deposits, mainly gold, tungsten, perlite, sulfides, titanium, and silver. The discussion contained herein describes only the available data, and further research is needed to examine specific sites with the highest potential.

COMPETITION AND COMPETITIVE POSITION

The metals mining industry is highly fragmented. We will be competing with many other exploration companies looking for titanium, gold, copper, nickel and platinum-group metals and other minerals. We are among the smallest exploration companies in existence and are an infinitely small participant in the exploration business which is the foundation of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claim. Readily available commodities markets exist in Mexico and around the world for the sale of ores and other minerals. Therefore, we will likely be able to sell any ores or other minerals that we are able to recover.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Mexico generally, and in Baja California specifically. We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. As part of the permit application process needed to begin mining and mineral extraction, we will be required to follow the national environmental laws of the National Institute of Ecology, a Federal government agency. An environmental application will need to be filed with the Ministry of Public Mining Registry in Mexico City, which enforces Federal environmental laws for the mining industry. We will petition the Ministry for an environmental operating license by describing our mining facility and its potential impact on the environment. We will be required to file environmental reports every two years, with estimated costs of $5,000 for each two year period, with the Ministry of Public Mining Registry in Mexico City. Other than the environmental report costs, the total costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered. If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include: - Water discharge will have to meet water standards; - Dust generation will have to be minimal or otherwise re-mediated; - Dumping of material on the surface will have to be re-contoured and re-vegetated; - An assessment of all material to be left on the surface will need to be environmentally benign; - Ground water will have to be monitored for any potential contaminants; - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and - There will have to be an impact report of the work on the local fauna and flora. Because there will not be any significant physical disturbance to the Placer Del Mar claim, we will only incur costs in complying with environmental laws after the first two phases of exploration on the claim, when actual mining would begin.

Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service (SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. We are current in our payments. Mining permits require approximately 60 days to be obtained after filing with the Mexican Government. We anticipate the cost of all mining and environmental permits to be approximately $25,000. Mining permits last for a period of six years.

We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Placer Del Mar has no new product or service planned or announced to the public.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have no principal suppliers or sources for raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Placer Del Mar will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will continue to assess the need for any on an ongoing basis.

On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of [Placer] for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Placer Del Mar is not required to apply for or have any government approval for its products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Placer Del Mar has not expended funds for research and development costs since inception.

NUMBER OF EMPLOYEES

Placer Del Mar's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a small business issuer under the Securities Exchange Act of 1934. We are subject to disclosure filing requirements, including filing Form 10-K annually and Form 10-Q quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

Placer Del Mar's principal executive office address is 302 Washington Street #351, San Diego, CA 92103. The principal executive office and facilities are provided by the officer & director of the corporation. The office is used by him for other business interests and is estimated to be sufficient for our business needs for the foreseeable future. The company paid Mr. Bravo $500 per month for management fees and the use of his office facilities through December 2006.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. An application has been filed by a market maker on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Placer Del Mar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent is Island Stock Island Stock Transfer, 100 Second Avenue South, Suite 300N, St. Petersburg, Florida 33701.

                              FINANCIAL STATEMENTS

The audited financial statements of Placer Del Mar for the years ended June 30, 2008 and 2007, and related notes, which are included in this prospectus have been examined by Chang G. Park, CPA, Ph.D., and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS OF OPERATIONS

We have generated no revenues since inception and have incurred $76,513 in expenses through June 30, 2008.

The following table provides selected financial data about our company for the years ended June 30, 2008 and 2007.

           Balance Sheet Data:            6/30/08            6/30/07
           -------------------            -------            -------

           Cash                          $  4,687           $  5,710
           Total assets                  $  4,687           $  5,710
           Total liabilities             $ 37,000           $ 20,000
           Shareholders' equity          $(32,313)          $(14,290)

There was no cash provided by financing activities for the year ended June 30, 2008. Cash provided by financing since inception was $10,000 from the sale of shares to our officer and director and the $24,200 resulting from the sale of our common stock to 46 independent investors

Placer Del Mar's current cash balance is $4,687. We believe our existing cash balance plus loans from our director will be sufficient to fund our operations for the next twelve months during our exploration stage. In addition to our existing cash, our director has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in an amount of up to $6,000 per month for the next twelve months. Our director loaned the company a total of $17,000 for the year ended June 30, 2008 and will continue to loan the company funds on a month by month basis as needed. In the event our director does not provide such funding business will likely fail, cease operations, and investors will likely lose their money. We are an exploration stage company and have generated no revenue to date. We have sold $34,200 in equity securities to pay for our operations.

On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the 1% net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of Placer for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default.

To date we have hired a third party geologist (3 GEO Geological Services) to prepare a preliminary geology report on the area in which the claim is located and our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company, and continue Phase One of our exploration program we started on September 27, 2006.

Further exploration is required to determine the economic and legal feasibility of the Placer Del Mar claim. Our exploration goal is to find exploitable minerals on our claim. Our success depends on achieving that goal. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of titanium and other minerals. There is the possibility that the Placer Del Mar claim does not contain any reserves and the funds spent on exploration will be lost. We must complete a survey of the mineral claim in order to ensure that any potential mineralization is within the claim boundaries. There can be no assurance that any mineral deposits or reserves, exist on the Placer Del Mar claim. If we complete both phases of our mineral exploration plan, and we successfully identify a mineral deposit, we will still need to spend substantial funds on drilling and engineering studies prior to knowing if our claim is commercially viable. If the company is unable to fund its activities identified in the Phase One then its operations will cease, the business will fail, and investors will likely lose their money. In the event the company fails to identify economically viable minerals or raise the necessary funding to continue its operations then it intends to cease its business activities. If the company's registration statement is declared effective and it is unable to continue its operations due a lack of viable minerals or a lack of funding then it would be forced to dissolve and suspend its reporting obligations.

We currently are in the first phase of our plan of operation. We believe this phase will require approximately thirty six months to complete. Phase One consists of geologic surveying, mapping, ongoing trenching and analytical assays. We anticipate that Phase One will cost approximately $100,000. Phase One cost estimates were provided to us by 3 GEO Geological Services who prepared the preliminary geological report respecting the Placer Del Mar claim.

On September 27, 2006 we began Phase One of our exploration program of the Placer Del Mar claim. Prior to beginning Phase One of our exploration program, we retained 3 GEO Geological Services, a professional geological firm, to complete an initial review of the claim and to provide us with a geological report respecting the claim that included exploration recommendations. For these services, we paid 3 GEO Geological Services $2,000. Our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company.

PHASE ONE

We are continuing Phase One of our exploration program we began on September 27, 2006 on the Placer Del Mar mineral claim. Phase One will require approximately thirty six months to complete. Once Phase One is completed, the company's geologist has verbally assured us his firm will be ready to conduct geological and geophysical studies will be conducted on the claim at an estimated cost of $1,890 per month for a total cost of $17,000. A senior geologist will conduct the studies at a cost of $450 per month for a total cost of $4,000. The cost for assays is $450 per month for a total cost of $4,000. Total cost for Phase One including the $2,000 spent for our current geological study and ongoing trenching is approximately $100,000. We believe our current cash balance of $4,687, plus loans from our director will be sufficient to fund completion of Phase One. Our director has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in an amount of up to $6,000 per month for the next twelve months.

PHASE TWO

If economically viable minerals are discovered in Phase One, we intend to initiate Phase Two of our plan during the second quarter of 2009. Initial costs for our Phase Two plan are as follows; mechanical trenching $12,500 per month for four months for a total cost of $50,000, drilling costs of $12,500 per month for a total cost of $50,000, fuel costs of $2,500 totaling $10,000, waste removal costs of $1,000 per month totaling $4,000, labor costs of $5,000 per month for four months totaling $20,000, and a onetime cost of $25,000 for mining permits. We have not yet applied for mining permits. We intend to apply for mining permits upon discovery of economically viable minerals. The estimated time to complete the application process and obtain permits for mining is thirty days. Total cost for Phase Two of our program is $159,000. We will require additional funding in order to proceed with the excavation of any minerals and any subsequent recommended work on the claim. As of this date we have not identified a source for this additional funding. We do not expect weather conditions to substantially impact our plan of operation due to the moderate climate and favorable weather conditions of Baja California, Mexico. Phase Two of our exploration is contingent upon the discovery of sufficient mineralization to continue. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money. The company does not intend to seek potential acquisition candidates.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in Note 3 of our accompanying financial statements, our losses to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits. Although management has believes their plan for Placer Del Mar will generate revenue and profit, there is no guarantee their past experiences will provide Placer Del Mar with similar future successes.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

On August 15, 2006, we received the resignation of our principal independent accountant, Armando C. Ibarra, C.P.A.

Armando C. Ibarra, C.P.A. has served as our principal independent accountant from inception (May 13, 2005) and the fiscal year June 30, 2005, inclusive through August 15, 2006.

The principal independent accountant's report issued by Armando C. Ibarra, C.P.A. for the year ended June 30, 2005 did not contain any adverse opinion or disclaimer of opinion and it was not modified as to uncertainty, audit scope, or accounting principles, other than their opinion, based on our lack of operations and our net losses, there was substantial doubt about our ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of that uncertainty.

We are able to report that during the year ended June 30, 2005 through August 15, 2006 there were no disagreements with Armando C. Ibarra, C.P.A., our former principal independent accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Armando C. Ibarra, C.P.A.'s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on our consolidated financial statements for such periods. We have requested that Armando C. Ibarra, C.P.A. furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it disagrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.

On August 15, 2006, upon authorization and approval of the Company's Board of Directors, the Company engaged the services of Chang G. Park, CPA, Ph.D. ("Park") as its independent registered public accounting firm.

No consultations occurred between the Company and Park during the year ended June 30, 2005 and through August 15, 2006 regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Regulation S-K.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Placer Del Mar, whose one year term will expire 05/15/09, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address               Age   Position    Date First Elected   Term Expires
--------------               ---   --------    ------------------   ------------
Humberto Bravo               63    President,       05/15/05          05/15/09
302 Washington Street #351         Secretary,
San Diego, CA 92103                Director

The foregoing person is a promoter of Placer Del Mar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes approximately 20 to 25 hours per week to manage the business affairs of our company. Mr. Bravo has devoted approximately 500 hours of time in 2005 to the affairs of Placer Del Mar, Ltd. Mr. Bravo currently has no other significant responsibilities with other companies. Mr. Bravo does not have any technical credentials related to mineral exploration, however, Mr. Bravo is an educated professional business manager. Once revenues have been generated or as deemed necessary by the board of directors, Mr. Bravo intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending. No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

HUMBERTO BRAVO

WORK HISTORY

1998-2005 - Retired

BOMUCA, INC.

Administrative Manager - Tijuana, Baja California, Mexico.
1993-1998
Bomuca, Inc. is developer and manufacturer of health and beauty products.

     *    Director of operations.
     *    Management of sales staff.
     *    Management of import/export of natural products.
     *    Created and implemented marketing campaigns.
     *    Created advertising and promotional campaigns.

EDUCATION

University of Mexico, Unam, Mexico 1961-1963
Business Major

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Placer Del Mar's current sole executive officer receives no salary, however, he was paid other compensation as described below. The current Board of Directors is comprised of only Mr. Bravo.

                           Summary Compensation Table

     Name &                                            All other
     principal                                         Compen-
     position         Year     Salary($)   Bonus($)    sation($)    Total
     --------         ----     ---------   --------    ---------    -----
     H. Bravo         2007       -0-        -0-           -0-          -0-
     President        2006       -0-        -0-        $3,200       $3,200
                      2005       -0-        -0-        $1,500       $1,500

All Other Compensation consists of the following: In the past we have paid Mr. Bravo $500 per month for management fees and the use of his office space. Beginning in January 2007, the director has decided to defer the payment of those fees per his agreement with us, as he is now loaning the company up to $6,000 per month per the terms of his agreement with us for the next twelve months.

There are no current employment agreements between the company and its executive officer.

The officer currently devotes 20 to 25 hours a month to manage the affairs of the company. In the past we have paid Mr. Bravo $500 per month for management fees and the use of his office space. Beginning in January 2007, the director decided to defer the payment of those fees as he has agreed to loan up to $6,000 per month per terms of his agreement with us for the next twelve months. The director and principal officer has agreed to work with no regular salary until such time as the company receives sufficient revenues necessary to provide an initial salary to our current officer/director. The officer and board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $10,000 at each month end. When positive cash flow reaches $10,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Placer Del Mar in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              Director Compensation

      Name &               Fees                       All other
     principal          Earned or                      Compen-
     position          Paid in Cash($)    Bonus($)     sation($)    Total
     --------          ---------------    --------     ---------    -----
       --                   -0-             -0-           -0-        -0-

Mr. Bravo, the company's sole director, is also the sole executive officer, and all director compensation is fully reflected in our Total Summary Compensation Table as presented in this filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Placer Del Mar's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Placer Del Mar's common stock as of the date of this prospectus:

Title Of                Name &                 Amount &              Percent
 Class                 Address              Nature of owner           Owned
 -----                 -------              ---------------           -----

Common       Humberto Bravo                   1,100,000 (a)            64%
             302 Washington Street #351
             San Diego, CA 92103

Total Shares Owned by Officers &
 Directors as a Group                         1,100,000                64%

----------
(a) Mr. Bravo received 1,000,000 shares of the company's common stock on May 20, 2005 for $10,000 or .01 per share. Mr. Bravo received 100,000 shares of the company's common stock on May 22, 2006 in exchange for the filing of a mineral claim on the company's behalf, the shares were valued at $0.10 or $10,000.

A total of 1,100,000 shares have been issued to our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale. Any sale of shares held by our officer and director (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any existing plans to sell his shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office facilities are provided by Mr. Bravo, an officer of the corporation. In the past we have paid Mr. Bravo $500 per month for management fees and the use of his office facilities. Beginning in January 2007, per a written agreement, the director has decided to defer the payment of those fees as he has agreed to loan the company up to $6,000 per month per his written agreement with us.

Mr. Bravo purchased 1,000,000 shares of the company's common stock for $10,000 on May 20, 2005. The stock was valued at $0.01 per share.

Mr. Bravo received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) on May 22, 2006 in exchange for filing a mineral claim on the company's behalf.

As of our year end, June 30, 2005, the company owed Mr. Bravo $2,000 for payments to the geologist that he had made on behalf of the company. The loan was unsecured and interest free with no specified terms of repayment. In July 2005 the company repaid Mr. Bravo the $2,000. As of September 30, 2006, the loan was completely paid off.

Our director loaned the company a total of $17,000 for the year ended June 30, 2008 and will continue to loan the company funds on a month by month basis as needed. The total amount of the loan is $37,000. The loan is unsecured and interest free with no specified terms of repayment.

Mr. Bravo, our sole officer and director, is the only "promoter" of Placer Del Mar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

                                 INDEMNIFICATION

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                           Chang G. Park, CPA, Ph. D.
        * 2667 CAMINO DEL RIO S. SUITE B * SAN DIEGO * CALIFORNIA 92108 *
                 * TELEPHONE (858)722-5953 * FAX (858) 761-0341
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Placer Del Mar, Ltd.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Placer Del Mar, Ltd. (An Exploration Stage "Company") as of June 30, 2008 and 2007 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended, and for the period of May 13, 2005 (inception) to June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Placer Del Mar, Ltd. as of June 30, 2008 and 2007, and the result of its operations and its cash flows for the years then ended and for the period May 13, 2005 (inception) to June 30, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Chang Park
-----------------------------
CHANG G. PARK, CPA

August 19, 2008
San Diego, CA. 92108


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   June 30,           June 30,
                                                                     2008               2007
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  4,687           $  5,710
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  4,687              5,710
                                                                   --------           --------

      TOTAL ASSETS                                                 $  4,687           $  5,710
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $     --           $  1,000
  Loan from shareholder                                              37,000             19,000
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                            37,000             20,000

      TOTAL LIABILITIES                                              37,000             20,000

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 50,000,000 shares
   authorized; 1,720,000 shares issued and outstanding
   as of June 30, 2008 and June 30, 2007                              1,720              1,720
  Additional paid-in capital                                         42,480             42,480
  Deficit accumulated during exploration stage                      (76,513)           (58,490)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                          (32,313)           (14,290)
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  4,687           $  5,710
                                                                   ========           ========


                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                             May 13, 2005
                                                                             (Inception)
                                    Year Ended           Year Ended            Through
                                     June 30,             June 30,             June 30,
                                       2008                 2007                 2008
                                    ----------           ----------           ----------
REVENUES
  Revenues                          $       --           $       --           $       --
                                    ----------           ----------           ----------
TOTAL REVENUES                              --                   --

OPERATING COSTS
  Administrative expenses               18,023               29,105               76,513
                                    ----------           ----------           ----------
TOTAL OPERATING COSTS                  (18,023)             (29,105)             (76,513)
                                    ----------           ----------           ----------

NET INCOME (LOSS)                   $  (18,023)          $  (29,105)          $  (76,513)
                                    ==========           ==========           ==========

BASIC EARNINGS PER SHARE            $    (0.01)          $    (0.02)
                                    ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING           1,720,000            1,720,000
                                    ==========           ==========


                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
               From May 13, 2005 (Inception) through June 30, 2008
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                              Common      Additional      During
                                               Common         Stock        Paid-in      Exploration
                                                Stock         Amount       Capital         Stage         Total
                                                -----         ------       -------         -----         -----
BALANCE, MAY 13, 2005                                --      $    --       $    --       $     --      $     --

Stock issued for cash on May 20, 2005
 @ $0.01 per share                            1,000,000        1,000         9,000                       10,000

Stock issued for cash on June 14, 2005
 @ $0.01 per share                              420,000          420         3,780                        4,200

Stock issued for cash on June 30, 2005
 @ $0.10 per share                              200,000          200        19,800                       20,000
                                             ----------      -------       -------       --------      --------
Net loss, June 30, 2005                                                                    (3,500)       (3,500)
                                             ----------      -------       -------       --------      --------
BALANCE, JUNE 30, 2005                        1,620,000        1,620        32,580         (3,500)       30,700
                                             ----------      -------       -------       --------      --------
Stock issued for services on May 22, 2006
 @ $0.10 per share                              100,000          100         9,900                       10,000

Net loss,  June 30, 2006                                                                  (25,885)      (25,885)
                                             ----------      -------       -------       --------      --------

BALANCE, JUNE 30, 2006                        1,720,000        1,720        42,480        (29,385)       14,815
                                             ----------      -------       -------       --------      --------
Net loss,  June 30, 2007                                                                  (29,105)      (29,105)
                                             ----------      -------       -------       --------      --------

BALANCE, JUNE 30, 2007                        1,720,000        1,720        42,480        (58,490)      (14,290)
                                             ----------      -------       -------       --------      --------

Net Loss June 30, 2008                                                                    (18,023)      (18,023)
                                             ----------      -------       -------       --------      --------

BALANCE, JUNE 30, 2008                        1,720,000      $ 1,720       $42,480       $(76,513)     $(32,313)
                                             ==========      =======       =======       ========      ========


                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                                      May 13, 2005
                                                                                                      (Inception)
                                                                 Year Ended         Year Ended          Through
                                                                  June 30,           June 30,           June 30,
                                                                    2008               2007               2008
                                                                  --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(18,023)          $(29,105)          $(76,513)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Stock issued for services
  Changes in operating assets and liabilities:
     Accounts payable and accrued expenses                          (1,000)                --                 --
                                                                  --------           --------           --------

          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (19,023)           (29,105)           (76,513)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --                 --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan from shareholder                               18,000             19,000             37,000
  Issuance of common stock                                              --                 --              1,720
  Additional paid-in capital                                            --                 --             42,480
                                                                  --------           --------           --------

          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       18,000             19,000             81,200
                                                                  --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                     (1,023)           (10,105)             4,687

CASH AT BEGINNING OF PERIOD                                          5,710             15,815                 --
                                                                  --------           --------           --------

CASH AT END OF PERIOD                                             $  4,687           $  5,710           $  4,687
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --           $     --           $     --
                                                                  ========           ========           ========
  Income Taxes                                                    $     --           $     --           $     --
                                                                  ========           ========           ========


                       See Notes to Financial Statements

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2008
                            (Stated in U.S. Dollars)


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Nevada on May 13, 2005, and its year-end is June 30. The Company is "An Exploration Stage Company" as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has obtained a mineral rights option agreement and intends to explore the property further to determine if valuable minerals exist within the rights claim.

The Company is in the planning and implementation stage of its business plan. The Company is engaged in the exploration of mineral properties with a view to exploit any mineral deposits they discover that demonstrate economic feasibility. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective May 13, 2005 (inception).

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation on May 13, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2008
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE CONTRACTS - AN INTERPRETATION OF FASB STATEMENT NO. 60". SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise's risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, the FASB issued SFAS No. 162, "The HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "THE MEANING OF PRESENT FAIRLY IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2008
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2008, FASB issued SFAS No. 161, "DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - AN AMENDMENT TO FASB STATEMENT NO. 133". SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 141R, "BUSINESS COMBINATIONS". This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, "NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS LIABILITIES -AN AMENDMENT OF ARB NO. 51". This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2008
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated a net loss of $76,513 during the period from May 13, 2005 (inception) to June 30, 2008. This condition raises substantial doubt about the Company's ability to continue as a going concern.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The company has obtained a mineral rights option agreement. The officer/director of the Company is retired. It is possible he could become involved in other business activities as they become available. This could create a conflict between the Company and his other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

Loan from shareholder represents a loan from a related party. As of June 30, 2008 the loan balance is $37,000. Currently there are no repayment terms nor is there interest being charged.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2008
                            (Stated in U.S. Dollars)


NOTE 6. INCOME TAXES

                                                           As of June 30, 2008
                                                           -------------------
     Deferred tax assets:
     Net operating tax carryforward                              $ 76,513
     Tax rate                                                          34%
                                                                 --------
     Gross deferred tax assets                                     26,014
     Valuation allowance                                          (26,014)
                                                                 --------

     Net deferred tax assets                                     $      0
                                                                 ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of June 30, 2008, the Company has a net operating loss carryforward of $76,513. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. MINERAL PROPERTY

Pursuant to a mineral property option agreement dated June 3, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase the mineral rights under certain terms and conditions.

A) CASH PAYMENTS

Cash payment of $2,000 upon execution of the agreement.

B) PROPERTY PAYMENTS AND ASSESSMENT WORK

Pay, or cause to paid, to grantor, or on grantor's behalf as the Company may determine, all property payments and assessment work required to keep the Concessions and this Option in good standing during the term of this agreement.

NOTE 9. FOREIGN CURRENCY TRANSLATION

Functional currency for the Company is in US dollars. In accordance with FASB #52 paragraph 9 the Company will continue to issue their financial statements in their established functional currency unless significant changes in economic facts and circumstances indicate clearly that the functional currency has changed.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2008
                            (Stated in U.S. Dollars)


NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On May 20, 2005 the Company issued 1,000,000 shares of common stock for cash at $0.01 per share.

On June 14, 2005 the Company issued 420,000 shares of common stock for cash at $0.01 per share

On June 30, 2005 the Company issued 200,000 shares of common stock for cash at $0.10 per share.

On May 22, 2006 the Company issued 100,000 shares of common stock for services at $0.10 per share.

As of June 30, 2008 the Company had 1,720,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2008:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 1,720,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $    6
     Accounting fees and expenses                                    $1,800
     Legal fees                                                      $1,300
     Transfer Agent fees                                             $  800
     Printing & Misc. Expenses                                       $1,094
                                                                     ------
     Total                                                           $5,000
                                                                     ======

Placer Del Mar will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Placer Del Mar's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Placer Del Mar, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

On May 20, 2005, Mr. Bravo, the sole officer and director of the company purchased 1,000,000 shares of common stock for $10,000 ($0.01 per share). Mr. Bravo received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) on May 22, 2006 in exchange for filing a mineral claim on the company's behalf, for a total of 1,100,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares to the officer and director, which does not constitute a public offering.

During May and June 2005, the company offered and sold 4,200 shares at $0.01 per share to 42 non-affiliated private investors. During June 2005, the company offered and sold 50,000 shares at $0.10 per share to 4 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 3.1    Articles of Incorporation                            Included*
Exhibit 3.2    Bylaws                                               Included*
Exhibit 5.1    Opinion re: Legality                                 Included
Exhibit 10.1   Mineral Rights Option Agreement (superseded)         Included***
Exhibit 10.2   Mining Rights Revenue Share Agreement                Included***
Exhibit 10.3   Comfort Letter                                       Included***
Exhibit 10.4   Loan Agreement                                       Included****
Exhibit 16     Letter on Change in Certifying Accountant            Included***
Exhibit 23.1   Consent of counsel                                   Included in
                                                                    Exhibit 5.1
Exhibit 23.2   Consent of independent auditor                       Included

----------
*    Included in the original SB-2 filing on August 22, 2005
**   Included in Amendment No. 1 to our SB-2 filing on October 25, 2005
*** Included in Amendment No. 6 to our SB-2 filing on November 29, 2006 **** Included in Amendment No. 8 to our SB-2 filing on February 23, 2007

                                  UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on September 2, 2008.

                                      Placer Del Mar, Ltd.


                                         /s/ Humberto Bravo
                                         ---------------------------------------
                                      By Humberto Bravo
                                         (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.



/s/ Humberto Bravo                Chief Executive Officer            September 2, 2008
--------------------------      ----------------------------         -----------------
Humberto Bravo                           Title                              Date


/s/ Humberto Bravo                Chief Financial Officer            September 2, 2008
--------------------------      ----------------------------         -----------------
Humberto Bravo                           Title                              Date


/s/ Humberto Bravo              Principal Accounting Officer         September 2, 2008
--------------------------      ----------------------------         -----------------
Humberto Bravo                           Title                              Date